Exhibit 10.1

FOURTH AMENDED AND RESTATED

ADVISORY AGREEMENT

by and among

GLOBAL NET LEASE, INC.,

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.,

and

GLOBAL NET LEASE ADVISORS, LLC

Dated as of June 2, 2015

FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of June 2, 2015, by and between Global Net Lease, Inc., a Maryland corporation (the “Company”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and Global Net Lease Advisors, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH:

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company, the Operating Partnership and the Advisor previously entered into that certain Third Amended and Restated Advisory Agreement, dated as of July 15, 2013, as amended by that First Amendment dated as of April 4, 2015 (collectively, the “Existing Advisory Agreement”);

WHEREAS, the Advisor proposed a long-term extension of the term and the reduction and restructuring on the fees paid under the Existing Advisory Agreement;

WHEREAS, in response to the Advisor’s proposal, the Company’s board of directors (the “Board”) created a special committee of the Board (the “Special Committee”) to evaluate the Company’s strategic alternatives with respect to the Existing Advisory Agreement;

WHEREAS, on the recommendation of the Special Committee (after its negotiations with the Advisor and the Special Committee’s consultation with its own financial advisors), the Company desires to retain the Advisor to administer the business activities and day-to-day operations of the Company and the Operating Partnership and to perform services for the Company and the Operating Partnership in the manner and on the terms set forth herein and the Advisor wishes to be retained to provide such services; and

WHEREAS, the Company, the Operating Partnership and the Advisor wish to amend and restate the Existing Advisory Agreement in its entirety as set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.	Definitions.

(a)	The following terms shall have the meanings set forth in this Section 1(a):

“2%/25% Guidelines” shall have the meaning as set forth in Section 7(d).

“40 Act” means the Investment Company Act of 1940, as amended.

“Acquisition Expenses” means any and all out-of-pocket expenses actually incurred by the Company, the Operating Partnership, the Advisor or any of their respective Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of an Investment, including all third-party legal fees and expenses, communications, brokerage fees, costs of appraisals, accounting fees and expenses, title insurance premiums and costs of performing due diligence.

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“Advisor” has the meaning set forth in the Preamble and shall include any successor in interest thereto.

“Advisor Change of Control” means the occurrence of any of the following events:

(A)	any “person” (as defined in Section 3(a)(9) of the Exchange Act and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) any employee benefit plan of the Advisor or any of its Subsidiaries, (B) a company owned, directly or indirectly, by stockholders of the Advisor in substantially the same proportions as their ownership of the Advisor, or (C) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Advisor representing 50% or more of its securities which are entitled to vote which are then outstanding; provided, however, if (i) any of the Chief Executive Officer, President, Chief Investment Officer, or Chief Financial Officer of the Advisor immediately before the event (collectively, the “Advisor Key Officers”) remain in their existing capacity with the Advisor or in a substantially similar capacity with the Advisor immediately after such event, or (ii) a majority of the board of directors or similar governing body established at the Advisor, immediately before the event remain in such capacity with the Advisor or in a substantially similar capacity with the Advisor immediately after such event, then no Advisor Change of Control shall be deemed to have occurred; provided, further, that in no event shall an Advisor Change of Control be deemed to have occurred in connection with a Qualified Public Offering;

(B)	the consummation of any merger, organization, business combination or consolidation of the Advisor, as applicable, or one of its respective subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Advisor, outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Advisor or the surviving company or the parent of such surviving company; provided, however, if (i) any of the Advisor Key Officers remain in their existing capacity with the Advisor or in a substantially similar capacity with the Advisor or surviving entity immediately after such event, or (ii) a majority of the board of directors or similar governing body established at the Advisor, immediately before the event remain in such capacity with the Advisor or in a substantially similar capacity with the Advisor immediately after such event, then no Advisor Change of Control shall be deemed to have occurred; or

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(C)	the consummation of a sale or disposition by the Advisor of all or substantially all of its assets, other than a sale or disposition if the holders of the voting securities of such entity outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets provided, however, if (i) any of the Advisor Key Officers remain in their existing capacity with the Advisor or in a substantially similar capacity with the Advisor or the acquiring entity immediately after such event, or (ii) a majority of the board of directors or similar governing body established at the Advisor, immediately before the event remain in such capacity with the Advisor or in a substantially similar capacity with the Advisor immediately after such event, then no Advisor Change of Control shall be deemed to have occurred.

“Advisor Indemnified Party” has the meaning set forth in Section 8(a).

“Advisor Investment Committee” means the investment committee formed by the Advisor, the members of which shall consist of officers and directors of the Advisor and may change from time to time.

“Advisor Issuer” means the Advisor or any of its direct or indirect parent entities.

“Advisor Key Officers” has the meaning ascribed thereto in Part (A) of the definition of “Advisor Change of Control”.

“Advisor Permitted Disclosure Parties” has the meaning set forth in Section 5(a).

“Advisory Compensation” means the sum of the Base Management Fee and the Incentive Compensation.

“Advisory Compensation Limit” means an amount, determined on each anniversary of the Effective Date for the preceding year, equal to (i) the AUM for the preceding year multiplied by (ii):

(A)	If such AUM is less than or equal to Five Billion Dollars ($5,000,000,000), 1.25%;

(B)	If such AUM is greater than Five Billion Dollars ($5,000,000,000) but less than Fifteen Billion Dollars ($15,000,000,000), the Variable Advisory Compensation Fee Cap Percentage for such preceding year; or

(C)	If such AUM is equal to or exceeds Fifteen Billion Dollars ($15,000,000,000), 0.95%.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (ii) any executive officer or general partner of such specified Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such specified Person, and (iv) any legal entity for which such specified Person acts as an executive officer or general partner. For purposes of this definition, the terms “controlling”, “controlled by”, or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” means this Advisory Agreement, as amended, supplemented or otherwise modified from time to time.

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“Annual BMF Calculation” shall have the meaning ascribed thereto in Section 6(c)(iv).

“Annual Performance Standards” means the annual performance standards for the Advisor set in accordance with Section 12.

“Annual Subordinated Performance Fee” has the meaning set forth in the Existing Advisory Agreement.

“AUM” means, for a specified period, an amount equal to (A) (i) the aggregate Cost of the Investments at the beginning of such period (before reserves for depreciation or bad debts, or similar non-cash reserves) plus (ii) the aggregate Cost of the Investments at the end of such period (before reserves for depreciation or bad debts, or similar non-cash reserves) divided by (B) two (2).

“AUM Test Year” has the meaning set forth in Section 6(c)(vi).

“Automatic Renewal Term” has the meaning set forth in Section 10(a).

“Bankruptcy Code” means Title 11 of the United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

“Base Management Fee” means an amount per year equal to the sum of (a) the Minimum Base Management Fee and (b) the Variable Base Management Fee.

“Base Management Fee Limit” means an amount, determined on each anniversary of the Effective Date for the preceding year, equal to (i) the AUM for the preceding year multiplied by (ii) (such multiplying factor, the “Factor”):

(A)	If such AUM is equal to or less than Three Billion Dollars ($3,000,000,000), 0.75%;

(B)	If such AUM is greater than Three Billion Dollars ($3,000,000,000) but is less than Fourteen Billion Six Hundred Sixty Million Dollars ($14,660,000,000), the Variable Base Management Fee Cap Percentage for such preceding year;

(C)	If such AUM is equal to or exceeds Fourteen Billion Six Hundred Sixty Million Dollars ($14,660,000,000), 0.40%;

provided, however, that, notwithstanding anything in Part (B) and Part (C) to the contrary, the Factor shall not be less than 0.50% unless a majority of the Independent Directors has then determined (based upon market fee comparables of advisory contracts and market comparables of total general and administrative expense ratios and advisory fee ratios then available to them and determined in accordance with Section 6(c)(vi) (such comparables, the “Market Comparables”)) that a Factor equal to 0.50% is not consistent in all material respects with the Market Comparables, in which case the Independent Directors shall set the Factor in accordance with Section 6(c)(vi), which shall be no less than the Factor determined in accordance with this definition but for this proviso and which shall be no greater than 0.50%.

“Board” has the meaning set forth in the Recitals.

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“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Cause” has the meaning set forth in Section 13(a).

“Change Factor” has the meaning set forth in the definition of “Company Change of Control Fee.”

“Charter” means that certain Articles of Amendment and Restatement of the Company, as the same may be amended, modified or supplemented from time to time.

“Claim” has the meaning set forth in Section 8(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Change of Control” means (a) the consummation of any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of the Company or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other unaffiliated Person(s) other than the Advisor or its Affiliates; (b) any unaffiliated Person(s), other than the Advisor or its Affiliates, becoming, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction, the beneficial owner of more than thirty-five percent (35%) of the combined voting power of the outstanding voting stock or equivalent voting interest the Company entitled to vote generally in the election of directors; or (c) other than with respect to a transaction involving the Advisor or its Affiliates, the consummation of any recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction immediately following which the beneficial owners of the voting stock or equivalent voting interest the Company entitled to vote generally in the election of directors immediately prior to the consummation of such transaction do not beneficially own more than thirty-five percent (35%) of the combined voting power of the outstanding voting stock or equivalent voting interest of such Person entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such Person or all or substantially all of the assets of such Person and its subsidiaries, taken as a whole, either directly or indirectly through one or more subsidiaries of such entity) in substantially the same proportion as their beneficial ownership of the voting stock or equivalent voting interest of such Person entitled to vote generally in the election of directors (or Persons performing a similar function) immediately prior to such transaction.

“Company Change of Control Fee” means an amount equal to (i) the Advisory Compensation paid to the Advisor for the 12-month period preceding the date of the Company Change of Control Notice multiplied by (ii) (such multiplying factor, the “Change Factor”):

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(A)	if the Company Change of Control occurs at any point in time beginning on the Effective Date up to and through the first anniversary of the Effective Date, 2.0; provided, however, that the Company Change of Control Fee shall not exceed the sum of (i) Eighteen Million Dollars ($18,000,000) and (ii) the Advisor’s actual out-of-pocket costs paid to employees or non-Affiliate third parties (which, for the avoidance of doubt, do not include any severance or other payments made to any employee of the Advisor employee who accepts new employment with any Affiliate of the Advisor).

(B)	if the Company Change of Control occurs at any point in time beginning after the first anniversary of the Effective Date up to and through the second anniversary of the Effective Date, 2.0;

(C)	if the Company Change of Control occurs at any point in time beginning after the second anniversary of the Effective Date up to and through the tenth anniversary of the Effective Date, 2.5;

(D)	if the Company Change of Control occurs at any point in time beginning after the tenth anniversary of the Effective Date up to and through the fifteenth anniversary of the Effective Date, 2.0; or

(E)	if the Company Change of Control occurs at any point in time beginning after the fifteenth anniversary of the Effective Date (including during any Automatic Renewal Term), 1.5.

“Company Indemnified Party” has meaning set forth in Section 8(b).

“Conduct Policies” has the meaning set forth in Section 2(k).

“Confidential Information” has the meaning set forth in Section 5(a).

“Core AFFO” means Net Income adjusted for the following items (to the extent they are included in Net Income): (a) real estate related depreciation and amortization; (b) Net Income from unconsolidated partnerships and joint ventures; (c) one-time costs that the Advisor deems to be non-recurring; (d) non-cash equity compensation (other than any Restricted Share Payments); (e) other non-cash income and expense items; (f) non-cash dividends related to the Class B Units of the Operating Partnership and certain non-cash interest expenses related to securities that are convertible to Common Stock; (g) gains (or losses) from the sale of Investments; (h) impairment losses on real estate; (i) acquisition and transaction related costs; (j) straight-line rent; (k) amortization of above and below market leases and liabilities; (l) amortization of deferred financing costs; (m) accretion of discounts and amortization of premiums on debt investments; (n) mark-to-market adjustments included in Net Income; (o) unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and (p) consolidated and unconsolidated partnerships and joint ventures.

“Core AFFO Per Share” means, with respect to a specified period (A) the Core AFFO of the Company for the specified period, divided by (B) the weighted average outstanding shares of Common Stock on a fully diluted basis for such period.

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“Cost” means, with respect to an Investment, the amount actually paid for such Investment plus (i) the Acquisition Expenses in connection with such Investment (inclusive of any Insourced Acquisition Expenses paid under the Existing Advisory Agreement with respect to Investments acquired prior to the Effective Date), (ii) any other capitalized expenses directly related to such Investment, and (iii) with respect to Investments acquired by the Company prior to the Effective Date the sum of (A) any Acquisition Fee (as defined in the Existing Advisory Agreement) paid by the Company to the Advisor with respect to such Investment under the Existing Advisory Agreement and (B) any Financing Coordination Fee (as defined in the Existing Advisory Agreement) paid prior to the Effective Date by the Company to the Advisor with respect to such Investment under the Existing Advisory Agreement.

“Disclosure Materials” means, collectively (a) this Agreement and the Schedules to this Agreement and (b) all reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such materials were required to be filed or furnished, including the exhibits thereto and documents incorporated by reference therein.

“Divestiture Distributions” means the sum of (i) the aggregate amount of Special Distributions actually made by the Company to the Stockholders in connection with a Portfolio Divestiture Event and (ii) amounts paid by the Company to the Stockholders in connection with any repurchase by the Company of Common Stock in connection with a Portfolio Divestiture Event.

“Effective Date” means the date first written above.

“European Investments” shall have the meaning ascribed thereto in Section 3(g).

“Excess Amount” shall have the meaning as set forth in Section 7(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Advisory Agreement” has the meaning set forth in the Recitals.

“Expense Year” shall have the meaning as set forth in Section 7(d).

“Factor” shall have the meaning set forth in the definition of Base Management Fee.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Gain” means the amount, if any, by which cash proceeds actually received by the Company or any Subsidiary in connection with the Sale of an Investment exceed (A) for Investments acquired by the Company prior to the Effective Date, (i) the enterprise value of the Company as determined based on the average closing price of the shares of Common Stock on the New York Stock Exchange during the 30 consecutive trading days during which such shares of Common Stock are eligible for trading beginning on the date which is 180 days after trading in such shares of Common Stock first commences on the New York Stock Exchange multiplied by the number of shares of Common Stock outstanding on the day trading of such shares of Common Stock first commenced on the New York Stock Exchange plus the total of all debt obligations and preferred stock outstanding less cash and cash equivalents plus minority interests as of the most current available balance sheet as of Effective Date multiplied by (ii) a fraction, the numerator of which is the Cost of such Investment and the denominator of which is the Cost of all Investments (including such Investment subject to such sale) held as of the Effective Date, or (B) for Investments acquired by the Company on or after the Effective Date, such Investment’s Cost.

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“Governing Instruments” means, with regard to any entity, the charter, the articles of incorporation, or certificate of incorporation and the bylaws in the case of a corporation, the partnership agreement in the case of a general or limited partnership, the certificate of formation and operating agreement or limited liability company agreement in the case of a limited liability company, the declaration of trust or other comparable trust instrument in the case of a trust, or similar governing documents, in each case as the same may be amended from time to time.

“Incentive Compensation” means an amount per year equal to (i) fifteen percent (15%) of the Core AFFO Per Share in excess of the Incentive Fee Lower Hurdle multiplied by the weighted average outstanding shares of Common Stock on a fully diluted basis for such period, plus (ii) ten percent (10%) of the Core AFFO Per Share in excess of the Incentive Fee Upper Hurdle multiplied by the weighted average outstanding shares of Common Stock on a fully diluted basis for such period (in each case, subject to equitable adjustment if the Company (A) pays a dividend or makes a distribution on its shares of capital stock in Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, (C) combines its outstanding Common Stock into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its Common Stock).

“Incentive Fee Escalator” means, beginning on the first (1st) anniversary of the Effective Date, an amount equal to not less than one percent (1%) and not greater than three percent (3%) with the exact amount within such range determined in accordance with Section 6(e)(iii).

“Incentive Fee Hurdles” means, collectively, the Incentive Fee Lower Hurdle and the Incentive Fee Upper Hurdle.

“Incentive Fee Lower Hurdle” means (as of the Effective Date, notwithstanding the Listing Tender Adjustment not being calculated until later), the Core AFFO Per Share in an annualized amount equal the product obtained by multiplying (A) $0.73 by (B) the Listing Tender Adjustment, as the same shall be increased each year by the Incentive Fee Escalator for such year.

“Incentive Fee Upper Hurdle” means (as of the Effective Date, notwithstanding the Listing Tender Adjustment not being calculated until later), the Core AFFO Per Share in an annualized amount equal to the product obtained by multiplying (A) $0.95 by (B) the Listing Tender Adjustment, as the same shall be increased each year by the Incentive Fee Escalator for such year.

“Indemnified Losses” has the meaning set forth in Section 8(a).

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“Indemnified Party” has the meaning set forth in Section 8(b).

“Independent Director” means a member of the Board who is “independent” in accordance with the Company’s Governing Instruments and the rules of The New York Stock Exchange or such other securities exchange on which the shares of Common Stock are listed.

“Initial Public Offering” means an initial public offering of the equity securities of the issuer registered on Form S-1 (or any successor form) under the Securities Act of 1933, as amended.

“Initial Term” has the meaning set forth in Section 10(a).

“Insourced Acquisition Expenses” means, with respect to any Investment, any and all expenses incurred by the Company in connection with the selection and acquisition of an Investment, which expenses shall be deemed to equal .5% of the Cost of such Investment.

“Investment Guidelines” means the investment guidelines approved by the Board, as the same may be amended, restated, modified, supplemented or waived pursuant to the approval of a majority of the entire Board (which must include a majority of the Independent Directors) and the Advisor Investment Committee.

“Investments” means, collectively, the following investments owned from time to time by the Company, the Operating Partnership or any of their respective Subsidiaries, directly, through one or more subsidiaries or through a Joint Venture: (A) real property, which consists of (i) land only, (ii) land, including the buildings located thereon or (iii) buildings only, (B) mortgage loans and other types of debt financing investments, including mezzanine loans, B-notes, bridge loans, convertible debt, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participation in such loans and (C) such other investments as the Board or the Advisor designates as Investments to the extent such investments could be classified as Investments.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between or among the Company and its Subsidiaries or between or among two or more of the Company’s Subsidiaries) in which the Company or its Subsidiaries is a co-venturer, member, partner or other equity holder, which are established to own investments.

“Last Appraiser” has the meaning set forth in Section 6(g).

“Listing Tender” means the Company’s offer to purchase from its Stockholders up to One Hundred Twenty Five Million Dollars ($125,000,000) of shares of Common Stock at a price of $10.50 per share, as further described in the Company’s public filings.

“Listing Tender Adjustment” means a fraction the numerator of which is (A) 180,422,152, and the denominator of which is (B) (i) 180,422,152 less (ii) an amount equal to the number of shares of Common Stock acquired by the Company in connection with the Listing Tender during the Listing Tender Period as finally calculated by the Company no later than ten (10) Business Days after the end of the Listing Tender Period.

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“Listing Tender Period” means the twenty (20) day period (or such longer period as may be determined by the Board, including a majority of the Independent Directors) beginning on the earlier of (i) the commencement of the Listing Tender and (ii) ten (10) Business Days after the Effective Date).

“Loss” means the amount, if any, by which the cash proceeds actually received by the Company or any Subsidiary in connection with the Sale of an Investment are less than (A) for Investments acquired by the Company prior to the Effective Date, (i) the enterprise value of the Company as determined based on the average closing price of the shares of Common Stock on the New York Stock Exchange during the 30 consecutive trading days during which such shares of Common Stock are eligible for trading beginning on the date which is 180 days after trading in such shares of Common Stock first commences on the New York Stock Exchange multiplied by the number of shares of Common Stock outstanding on the day trading of such shares of Common Stock first commenced on the New York Stock Exchange plus the total of all debt obligations and preferred stock outstanding less cash and cash equivalents plus minority interests as of the most current available balance sheet as of Effective Date multiplied by (ii) a fraction, the numerator of which is the Cost of such Investment and the denominator of which is the Cost of all Investments (including such Investment subject to such sale) held as of the Effective Date, or (B) for Investments acquired by the Company on or after the Effective Date, such Investment’s Cost.

“Market Comparables” shall have the meaning set forth in the definition of “Base Management Fee Limit.”

“Minimum Base Management Fee” means an amount equal to Eighteen Million Dollars ($18,000,000.00).

“Moor Park” shall have the meaning ascribed thereto in Section 3(g).

“Moor Park Agreements” shall have the meaning ascribed thereto in Section 3(g).

“Net Income” means net income computed in accordance with GAAP, including non-recurring items.

“New York Stock Exchange” means the registered national securities exchange operated by NYSE Regulation, Inc.

“Overpayment” means the amount by which the Company pays the Advisor with respect to any fee, reimbursement, or other obligation, in excess of the amount required to be paid under this Agreement.

“Party” shall mean any of the Company, the Operating Partnership, or the Advisor. “Parties” shall mean any combination of two or more of the Company, the Operating Partnership, or the Advisor.

”Performance Review” shall have the meaning ascribed thereto in Section 12.

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“Performance Cure Period” means the six (6) month period immediately following the receipt or deemed receipt by the Advisor of a Warning Notice.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“Portfolio Divestiture Event” means the making of Divestiture Distributions in connection with the Sale or Sales of one or more Investments in a single transaction or series of related transactions, which Divestiture Distributions, in the aggregate, exceed an amount equal to Two Hundred Million Dollars ($200,000,000.00) in any continuous twelve (12) month period.

“Qualified Public Offering” means an Initial Public Offering pursuant to a firm commitment underwriting by a nationally recognized investment banking firm that results in the equity securities of the Advisor Issuer being listed on The New York Stock Exchange or the NASDAQ.

“Regulation FD” means Regulation FD as promulgated by the SEC.

“REIT” means a “real estate investment trust” as defined under the Code.

“Restricted Shares” means the shares of Common Stock paid to the Advisor in connection with the Company’s payment of the Incentive Compensation in accordance with Section 6(e).

“Restricted Share Payment” shall have the meaning ascribed thereto in Section 6(e)(i).

“Sale” or “Sales” means, other than in connection with a Company Change of Control, (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Investment or portion thereof, including the lease of any Investment consisting of the building only, and including any event with respect to any Investment which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company or Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company or Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Investment or portion thereof, including any event with respect to any Investment which gives rise to insurance claims or condemnation awards; or (D) the Company or Operating Partnership sells, grants, conveys or relinquishes its interest in any Investment, or portion thereof, including any event with respect to any Investment, which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Investments within 180 days thereafter.

“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended.

“Special Committee” has the meaning set forth in the Recitals.

“Special Distributions” means all distributions in respect of the Common Stock which the Board specifically delineates as “Special Distributions”.

“Stockholders” means the holders of record of the Common Stock as maintained on the books and records of the Company or its transfer agent.

“Subsidiary” means (i) any subsidiary of a Party, (ii) any partnership the general partner of which is a Party or any subsidiary of a Party (including with respect to the Company, the Operating Partnership), and (iii) any limited liability company the managing member or manager of which is a Party or any subsidiary of a Party.

“Target Assets” means the types of assets and investment strategy (including any region or country-specific foreign investment strategies) described under “Item 1. Business” on the Company’s Form 10-K for the year ended December 31, 2014, subject to, and including any changes to the Company’s Investment Guidelines.

“Total Operating Expenses” means all costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or to Company business, including the Base Management Fee, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and listing of the shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Incentive Compensation, and (vi) fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Valuation Notice” has the meaning set forth in Section 6(g).

“Variable Advisory Compensation Fee Cap Percentage” means, in respect of the specified period, an amount, expressed as a percentage, equal to (A) 1.25% less (B) (i) a fraction (expressed as a percentage), (x) the numerator of which is the AUM for such specified period less Five Billion Dollars ($5,000,000,000) and (y) the denominator of which is Ten Billion Dollars ($10,000,000,000) multiplied by (ii) 0.30%; provided, however, in no event shall the Variable Base Management Fee Cap Percentage be less than 0.00%.

“Variable Base Management Fee” means an amount (which may be adjusted in accordance with Section 6(c)(ii)) equal to 1.25% of the sum of: (a) the cumulative net proceeds of all common equity issued by the Company on or after the Effective Date; (b) any equity of the Company issued in exchange for or conversion of preferred stock or exchangeable notes based on the stock price at the date of issuance on or after the Effective Date; and (c) any other issuances of common, preferred, or other forms of equity of the Company, including units in an operating partnership (excluding equity based compensation but including issuances related to an acquisition, investment, joint-venture or partnership) on or after the Effective Date. For purposes of this Agreement, the issuances described in this definition will be deemed to have occurred as of the first day of the applicable month.

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“Variable Base Management Fee Cap Percentage” means, in respect of the specified period, an amount, expressed as a percentage, equal to (A) 0.75% less (B) (i) a fraction (expressed as a percentage), (x) the numerator of which is the AUM for such specified period less Three Billion Dollars ($3,000,000,000) and (y) the denominator of which is Eleven Billion Six Hundred Sixty Million Dollars ($11,660,000,000) multiplied by (ii) 0.35%; provided, however, in no event shall the Variable Base Management Fee Cap Percentage be less than 0.00%.

“Vendor” means any Person hired or engaged directly or indirectly by the Advisor for or on behalf of the Company or any Subsidiary to provide services to the Company or any Subsidiary.

“Warning Notice” shall have the meaning ascribed thereto in Section 12(c).

(b)          As used herein, accounting terms relating to the Company and the Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2.	Appointment and Duties of the Advisor.

(a)          The Company hereby appoints the Advisor to manage the Investments and day-to-day operations of the Company and its Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement and to the supervision of, and such further limitations or parameters as may be imposed from time to time by, the Board. The Advisor hereby covenants and agrees to perform each of the duties set forth herein; provided, that funds are made available by the Company to the extent required in Section 7(b). The appointment of the Advisor shall be exclusive to the Advisor, except to the extent that the Advisor elects, in its reasonable judgment, subject to the terms of this Agreement, to cause certain duties of the Advisor as set forth herein to be provided by Affiliates or third parties. Except as set forth in Section 11(a), the Advisor shall not delegate broad acquisition management duties and shall not assign a percentage of its fees payable under this Agreement to any third party. Notwithstanding anything in this Section 2(a) to the contrary, however, the Advisor shall retain ultimate responsibility for the performance of all matters entrusted to it pursuant to this Agreement.

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(b)          The Advisor, in its capacity as manager of the Investments and the day-to-day operations of the Company and its Subsidiaries, at all times will be subject to the supervision and direction of the Board, will act in a manner that is compliant with the provisions of the Governing Instruments of the Company and each of its Subsidiaries and will have only such functions and authority as the Board may delegate to it, including managing the Company’s business affairs in conformity with the Investment Guidelines and other policies that are approved and adopted by the Board. The Company and the Advisor hereby acknowledge the recommendation by the Advisor and the approval by the Board, of the Investment Guidelines, including, but not limited to the Company’s investment strategy with respect to the Target Assets. The Company and the Advisor hereby acknowledge and agree that, during the term of this Agreement, any proposed changes to the Company’s investment strategy that would modify or expand the Target Assets may only be recommended by the Advisor and shall require the approval of the Board (which must include a majority of the Independent Directors) and the Advisor.

(c)          The Advisor will be responsible for the day-to-day operations of the Company (which, for purposes of the Advisor’s responsibilities in this Agreement, includes its Subsidiaries) and will perform (or cause to be performed), subject to the further terms of this Agreement, such services and activities relating to the investments and operations of the Company as may be appropriate, which may include:

(i)          forming the Advisor Investment Committee, which will have the following responsibilities: (A) proposing modifications to the Investment Guidelines to the Board, (B) reviewing the Company’s investment portfolio for compliance with the Investment Guidelines on a quarterly basis, (C) reviewing the diversification of the Company’s investment portfolio and the Company’s hedging and financing strategies on a quarterly basis, and (D) conducting or overseeing the provision of the services set forth in this Section 2;

(ii)         serving as the Company’s consultant with respect to the periodic review of the Investment Guidelines and other parameters for the Investments, financing activities and operations, any modification to which will be approved by a majority of the Independent Directors;

(iii)        investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the Investment Guidelines;

(iv)        with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on the Company’s behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(v)         overseeing property management duties performed on the Company’s behalf by Affiliates of the Advisor, the costs and expenses of which will be borne by the Company to the extent set forth in Section 7(b)(vii);

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(vi)        with respect to prospective lease transactions, conducting negotiations on the Company’s behalf with current and prospective tenants;

(vii)       analyzing prospective opportunities to reposition properties for alternative uses or make capital improvements or in order to retain existing tenants or attract new tenants to the applicable Investments;

(viii)      serving as the Company’s consultant with respect to decisions regarding any of its financings or borrowings undertaken by it, including (1) sourcing financing alternatives, (2) assisting it in developing criteria for debt and equity financing that is specifically tailored to its investment objectives, and (3) advising it with respect to obtaining appropriate financing for the Investments;

(ix)         causing the Company to retain, and supervising on the Company’s behalf, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to the Company’s operations or investments (or potential investments), but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter;

(x)          coordinating and managing operations of any Joint Venture or co-investment interests held by the Company and conducting all matters with the Joint Venture or co-investment partners;

(xi)         providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(xii)        administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the Company’s management as may be agreed upon by the Advisor and the Board, including the collection of revenues and the payment of the Company’s debts and obligations, obtaining insurance in accordance with customary industry practice for the Investments, at the sole cost and expense of the Company as provided in Section 7(b)(xii) (which insurance, to the extent related to one or more Investments (and not simply the Company, its officers or directors as a whole) may name the Advisor and its Affiliates as additional insureds) and maintenance of appropriate computer services to perform such administrative functions;

(xiii)       communicating on the Company’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xiv)      counseling the Company in connection with policy decisions to be made by the Board;

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(xv)       counseling the Company regarding the maintenance of the Company’s qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and causing the Company to qualify for taxation as a REIT;

(xvi)      furnishing reports and statistical and economic research to the Company regarding the Company’s activities and services performed for the Company by the Advisor;

(xvii)     monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xviii)    investing and reinvesting any moneys and securities of the Company (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Stockholders and Company’s partners) and advising the Company as to the Company’s capital structure and capital raising;

(xix)       causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to accounting best practices, financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, taxable REIT subsidiaries, and to conduct quarterly compliance reviews with respect thereto;

(xx)        assisting the Company in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxi)       assisting the Company in complying with all regulatory requirements and industry best practices applicable to the Company or its business activities, including (A) preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by The New York Stock Exchange providing the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters and assisting the Company in establishing compliance best practices; (B) consulting with the officers of the Company and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto, (C) overseeing all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including the Sarbanes-Oxley Act of 2002 as well as industry best practices with respect thereto, and (D) notifying the Board of all proposed material transactions before they are completed;

(xxii)      assisting the Company in taking all necessary action to enable the Company to make required tax filings and reports, including soliciting Stockholders for required information to the extent required by the provisions of the Code applicable to REITs;

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(xxiii)     handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations (other than with the Advisor or its Affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board;

(xxiv)    causing expenses incurred by the Company or on the Company’s behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

(xxv)     advising the Company with respect to and structuring long-term financing vehicles for the Company’s portfolio of Investments, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxvi)    providing the Company with portfolio management;

(xxvii)   arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business;

(xxviii)     performing such other services as may be required from time to time for management and other activities relating to the Company’s properties and business, as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and

(xxix)      causing the Company to comply with all applicable laws and to do all things reasonably necessary to assure its ability to render the services described in this Agreement.

(d)          The Advisor may retain, for and on behalf of the Company, and at the sole cost and expense of the Company to the extent provided in Section 7(b), such Persons as the Advisor deems necessary or advisable in connection with the management and operations of the Company. In performing its duties under this Section 2, the Advisor shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other professional service providers) hired by the Advisor at the Company’s sole cost and expense to the extent required by Section 7(b)).

(e)          The Advisor shall refrain from any action that (i) in its reasonable judgment made in good faith, is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity excluded from investment company status under the 40 Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the applicable Governing Instruments. If the Advisor is ordered to take any action by the Board, the Advisor shall promptly notify the Board if it is the Advisor’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or Governing Instruments. Notwithstanding the foregoing, neither the Advisor nor any of its Affiliates shall be liable to the Company, the Board, or the Stockholders for any act or omission by the Advisor or any of its Affiliates, except as provided in Section 8.

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(f)          The Company agrees to take all actions reasonably required to permit and enable the Advisor to carry out its duties and obligations under this Agreement, including all steps reasonably necessary to allow the Advisor to file any registration statement or other filing required to be made under the Securities Act, the Exchange Act, The New York Stock Exchange rules and regulations, the Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Advisor all resources, information and materials reasonably requested by the Advisor to enable the Advisor to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company.

(g)          As frequently as the Advisor may deem reasonably necessary or advisable, or at the direction of the Board, the Advisor shall prepare, or, to the extent provided by an unrelated third-party performing a function for which the Advisor has not customarily employed “in-house” professional staff, at the sole cost and expense of the Company, cause to be prepared, with respect to any reports and other information relating to any proposed or consummated investment as may be reasonably requested by the Company. In this respect, the following shall apply:

(i)          The Advisor shall prepare, or, to the extent provided by an unrelated third-party performing a function for which the Advisor has not customarily employed “in-house” professional staff, at the sole cost and expense of the Company, cause to be prepared, all reports, financial or otherwise, with respect to the Company reasonably required by the Board in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials, including an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(ii)         The Advisor shall prepare, or, to the extent provided by an unrelated third-party performing a function for which the Advisor has not customarily employed “in-house” professional staff, at the sole cost and expense to the Company, cause to be prepared, regular reports for the Board to enable the Board to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board.

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(h)          Officers, employees and agents of the Advisor and its Affiliates may serve as directors, officers, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by their respective Governing Instruments, by any resolutions duly adopted by the Board. When executing documents or otherwise acting in such capacities for the Company or any of its Subsidiaries, such Persons shall indicate in what capacity they are executing on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, while this Agreement is in effect, the Advisor will provide the Company with a management team, including a Chief Executive Officer, a President, a Chief Investment Officer and a Chief Financial Officer, or similar positions, along with appropriate support personnel, to provide the management services to be provided by the Advisor to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.

(i)          The Advisor, at its sole cost and expense, shall provide personnel for service on the Advisor Investment Committee.

(j)          The Advisor shall, utilizing its existing employees and available staff at no additional expense to the Company, assist the Company with the Company’s internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002), regulation (including SEC regulations), the rules and requirements of The New York Stock Exchange and as otherwise reasonably requested by the Company or its Board from time to time.

(k)          The Advisor acknowledges receipt of the Company’s Code of Business Conduct and Ethics (the “Conduct Policies”) and agrees to require the Persons who provide services to the Company to comply with such Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold such Persons to at least the standards of conduct set forth in the Conduct Policies.

(l)          To the extent applicable, the Advisor, at its sole cost and expense, shall maintain any required registrations of the Advisor or any applicable Affiliates with the SEC under the 40 Act or with any state securities authority in any state in which the Advisor or such Affiliates are required to be registered as an investment advisor under applicable state securities laws.

(m)          The Advisor, at its sole cost and expense, shall maintain customary “errors and omissions” insurance coverage and other customary insurance coverage in respect of its normal business operations (including its performance under this Agreement), naming the Company as an additional insured.

Section 3.             Additional Activities of the Advisor; Non-Solicitation; Restrictions; Changes in Management.

(a)          Except as provided in Section 3(b), Section 3(d), or the Investment Guidelines, nothing in this Agreement shall (i) prevent the Advisor or any of its Affiliates or any of their respective officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the investment objectives or policies of any such other Person are similar to those of the Company or (ii) in any way bind or restrict the Advisor or any of its Affiliates or any of their respective officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Advisor or any of its Affiliates, officers, directors or employees may be acting.

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(b)          While information and recommendations supplied to the Company shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Advisor or any Affiliate of the Advisor to others. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that (except as provided in Section 3(e) and Section 3(f)) it is not entitled to receive preferential treatment as compared with the treatment given by the Advisor or any Affiliate of the Advisor to others. The Company shall have the benefit of the Advisor’s best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the Advisor shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement.

(c)          In the event of a non-renewal of the Initial Term or any Automatic Renewal Term under this Agreement by the Company pursuant to Section 10(b), for a period of one (1) years from and after the date of such termination of this Agreement, the Company shall not (and shall cause each of its Subsidiaries to not), without the consent of the Advisor, solicit any employee of the Advisor or any of its Affiliates on the date of such termination or any Person who shall have been employed by the Advisor or any of its Affiliates at any time within the one (1) year period immediately preceding the date on which such Person commences employment with or is otherwise retained by the Company or its Subsidiaries; provided, however, that such restrictions shall not apply to the Company’s use of a bona fide search firm or the solicitation of any former employee whose employment was terminated by the Advisor or any of its Affiliates prior to the commencement of such solicitation. The Company acknowledges and agrees that, in addition to any damages, the Advisor shall be entitled to equitable relief for any violation of this Section 3(c) by the Company or its Subsidiaries, including injunctive relief.

(d)          Notwithstanding anything in this Agreement to the contrary, the Advisor may provide services similar to those set forth in Section 2 to up to two (2) additional “investment vehicles” (which may be a REIT or other Person that acquires real property with a focus on sale-leaseback transaction involving single-tenant net-leased commercial properties primarily in the United States and/or Europe), but shall not provide any such services to any other investment vehicles or any other REITs.

(e)          The Advisor, which along with the Company and American Realty Capital Global Trust II (“Global II”), are parties to an Investment Opportunity Allocation Agreement dated September 17, 2014, (the “Investment Opportunity Allocation Agreement”) by which the Company is afforded certain priority in connection with being presented with investment opportunities concerning sale-leaseback transactions involving single-tenant net-leased commercial properties primarily in the United States and Europe, shall not enter into any agreement with any other investment vehicle without first entering into an additional written agreement with each of the Company, Global II, and such other Person, the terms of which (in respect to the Company and its rights) shall be substantially similar to those set forth in the Investment Opportunity Allocation Agreement. This Agreement shall not amend or in any way modify the Investment Opportunity Allocation Agreement.

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(f)          After consultation with the Advisor, if a majority of the Independent Directors (in their reasonable good faith judgment) determines that a member or multiple members of the Advisor’s senior management team (being defined as any of the Advisor Key Officers has or have underperformed in her, his, or their duties with respect to those services being provided by the Advisor to the Company or its Subsidiaries, a majority of the Independent Directors may direct that the Advisor replace such individual(s), whereupon the Advisor shall replace such individual(s) as soon as is practicable (taking into consideration the time that it may take to recruit an appropriate replacement). Such individual(s) shall be replaced by individual(s) selected and proposed by the Advisor who shall be approved by a majority of the Independent Directors.

(g)          The Advisor has entered into an Amended and Restated Service Provider Agreement with Moor Park Capital Partners LLP, a UK limited liability partnership incorporated in the United Kingdom (“Moor Park”) a Property Management and Leasing Agreement dated as of October 22, 2012 with Moor Park, and an Amended and Restated Performance Related Distribution Agreement dated January 23, 2015 with Moor Park Capital Global Advisors Limited, a Jersey limited liability company dated October 22, 2012, pursuant to which Moor Park and its Affiliate manage and operate all of the Investments constituting real property located in Europe (the “European Investments”) subject to the Advisor’s oversight (collectively, the “Moor Park Agreements”). During the Term, the Advisor shall obtain the prior written consent of the Board (including a majority of the Independent Directors) prior to (i) entering into a service provider agreement or property management and leasing agreement with any Person other than Moor Park for the management and operation of the European Investments, or (ii) internalizing the acquisition and management of the European Investments.

Section 4.             Bank Accounts.

At the direction of the Board, the Advisor may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such policies, terms and conditions as the Company may establish and the Board may approve. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and, upon request, shall provide information regarding such accountings to the auditors of the Company or any Subsidiary.

Section 5.             Records; Confidentiality.

(a)          The Advisor shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours. The Advisor shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, employees, agents, representatives or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources and others in the ordinary course of the Company’s business ((i) and (ii) collectively, “Advisor Permitted Disclosure Parties”), (iii) to the extent required in connection with any governmental or regulatory filings of the Company, or filings with The New York Stock Exchange or other applicable securities exchanges or markets, or disclosure or presentations to Company investors (subject to compliance with Regulation FD), (iv) to governmental officials having jurisdiction over the Company, (v) as requested by law or legal process to which the Advisor or any Person to whom disclosure is permitted hereunder is a party, or (vi) with the consent of the Company. The Advisor agrees to inform each of its Advisor Permitted Disclosure Parties of the non-public nature of the Confidential Information and to obtain agreement from such Persons to treat such Confidential Information in accordance with the terms hereof, and to advise the Company of any such disclosures made in accordance with subsections (iii), (iv), and (v) of this Section 5(a).

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(b)          Nothing herein shall prevent any Advisor Permitted Disclosure Party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however, that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Advisor will provide the Company with prompt written notice of such order, request or demand so that the Company may seek, at its sole expense, an appropriate protective order and/or waive the Advisor Permitted Disclosure Party compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Advisor Permitted Disclosure Party is required to disclose Confidential Information, the Advisor Permitted Disclosure Party may disclose only that portion of such information that is legally required without liability hereunder; provided, that the Advisor Permitted Disclosure Party agrees to obtain reliable assurance that confidential treatment will be accorded such information.

(c)          Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Advisor, (B) is released in writing by the Company to the public (except to the extent exempt under Regulation FD) or to Persons who are not under similar obligation of confidentiality to the Company, or (C) is obtained by the Advisor from a third party which, to the best of the Advisor’s knowledge, does not constitute a breach by such third party of an obligation of confidence with respect to the Confidential Information disclosed. The provisions of this Agreement shall survive the expiration or earlier termination of this Agreement for a period of one year.

Section 6.          Compensation.

(a)          For the services rendered under this Agreement, the Company shall pay the Base Management Fee and the Incentive Compensation to the Advisor. Other than (i) accrued but unpaid fees under the Existing Advisory Agreement (including, to the extent approved by the Board (including a majority of the Independent Directors) in respect to the Company’s common stock being listed for trade on The New York Stock Exchange and the consummation of the Listing Tender, the Annual Subordinated Performance Fee, to the extent determined to be payable by the Board including a majority of Independent Directors), (ii) reimbursements for accrued but unpaid expenses under the Existing Advisory Agreement and (iii) as otherwise expressly set forth herein, the Advisor will not receive any compensation for the period prior to the Effective Date under the Existing Advisory Agreement. For avoidance of doubt (notwithstanding Section 11(a) of the Existing Advisory Agreement), no Acquisition Fees (as defined in the Existing Advisory Agreement) shall be payable to the Advisor in respect to any Investment that may be acquired by the Company or any Subsidiary following the Effective Date.

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(b)          The Parties acknowledge that the Base Management Fee is intended to compensate the Advisor for certain expenses not otherwise reimbursable under Section 7(b) in order for the Advisor to provide the Company the services to be rendered under this Agreement.

(c)          The Base Management Fee shall be calculated and paid as follows:

(i)          The Company shall pay the Base Management Fee to the Advisor or its permitted assignees as compensation for services rendered in connection with this Agreement. The Base Management Fee shall be payable monthly, in advance in cash, in an amount equal to one-twelfth of the Base Management Fee. The Advisor shall calculate each monthly installment of the Base Management Fee, and deliver such calculation to the Company within ten (10) days following the last day of each calendar month for which a Base Management Fee is payable. The Company shall pay the Advisor each installment of the Base Management Fee within five (5) Business Days after the delivery to the Company of such computations.

(ii)         Reduction in Base Management Fee.  Upon a Portfolio Divestiture Event, the amount of the Variable Base Management Fee will be reduced by an amount equal to (A) the Divestiture Distributions multiplied by (B) 1.25%.

(iii)        Minimum Base Management Fee. For the avoidance of doubt, during the Term, in no event shall the Base Management Fee paid to the Advisor in any continuous twelve (12) month period immediately preceding an anniversary of the Effective Date be less than the Minimum Base Management Fee. For the avoidance of doubt, in the event this Agreement is terminated in accordance with Section 10 or Section 13, prior to an anniversary of the Effective Date, the Advisor shall only be entitled to a portion of the Minimum Base Management Fee pro-rated for the portion of the year elapsed since the anniversary of the Effective Date immediately preceding such termination.

(iv)        Limit on Base Management Fee. In no event shall the Base Management Fee paid to the Advisor over any twelve (12) month period preceding an anniversary of the Effective Date exceed the Base Management Fee Limit.

(v)         Reconciliation. No later than thirty (30) days after the first anniversary of the Effective Date and annually thereafter, the Advisor shall calculate and provide to the Company a reconciliation showing the difference, if any, between the amount of the Base Management Fee actually paid to the Advisor in the preceding year and the amount which should have been paid pursuant to this Agreement (the “Annual BMF Calculation”). If the Annual BMF Calculation (as finally determined in accordance with Section 6(h)) shows that the Company has paid more than required under this Section 6(c) (a “Base Fee Excess”), the Advisor shall return and repay to the Company such Base Fee Excess in cash within fifteen (15) Business Days after the final determination of the Annual BMF Calculation. If the Annual BMF Calculation shows that the Company has not paid the amount required under this Section 6(c) (a “Base Fee Deficiency”) the Company shall pay the Advisor the portion of the Base Fee Deficiency that the Board does not dispute within five (5) Business Days after the receipt of the Annual BMF Calculation, and the balance of the Base Fee Deficiency shall be paid within five (5) Business Days after such amount has been finally determined in accordance with Section 6(h).

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(vi)        Base Management Fee Limit. No later than thirty (30) days after each anniversary of the Effective Date (each, an “AUM Test Year”) in which AUM during an AUM Test Year is equal to or exceeds Ten Billion Dollars ($10,000,000,000), a majority of the Independent Directors, in their good faith reasonable judgment, after consultation with the Advisor and the Company’s management, shall determine the comparables comprising the Market Comparables and the Factors (determined in accordance with the definition of “Base Management Fee Limit”) to be used for the following period. Notwithstanding anything contained herein to the contrary, in the event that then existing Market Comparables are insufficient, in themselves, to determine the Factors, the Independent Directors, in their good faith reasonable judgment, after consultation with the Advisor and the Company’s management shall make such determination based upon information then available.

(d)          The Incentive Compensation shall be calculated on an annual basis but shall be payable throughout the course of a year, in quarterly installments, in arrears which installments, subject to a final year-end adjustment as set forth in Section 6(e)(vi), as the Board (including a majority of the Independent directors) shall reasonably determine. The Advisor shall compute each installment of the Incentive Compensation within forty-five (45) days after the end of the fiscal quarter with respect to which such installment is payable. A copy of the computations made by the Advisor to calculate such installment shall thereafter promptly be delivered to the Board and, upon such delivery, payment of such installment of the Incentive Compensation shown therein shall be due and payable no later than the date which is fifteen (15) Business Days after the date of delivery to the Board of such computations. Notwithstanding anything herein to the contrary, if the Company fails to pay dividends previously authorized by the Board (in good faith and in accordance with applicable law) and as has been announced to the public due to a legal prohibition or primarily as a result of an action or inaction of the Advisor, the Company shall have no obligation to pay the Incentive Compensation to the Advisor for so long as the Company remains unable to pay dividends; provided, however, that for the avoidance of doubt, the Incentive Compensation due to the Advisor during such period shall be paid to the Advisor promptly, and in any event within five (5) business days, following the date on which the Company is no longer prohibited from paying such dividends.

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(e)           Each installment of the Incentive Compensation shall be payable as follows:

(i)          fifty percent (50%) of the Incentive Compensation will be payable in Restricted Shares (each a “Restricted Share Payment”); provided, however, the percentage of the Incentive Compensation payable in Restricted Shares is subject to the following: (1) the ownership of such shares by the Advisor does not violate the limit on ownership of Common Stock set forth in the Company’s Governing Instruments, after giving effect to any waiver from such limit that the Board may grant (in its sole absolute discretion) to the Advisor in the future, (2) the Company’s issuance of such shares to the Advisor complies with all applicable restrictions, registration requirements or exemptions therefrom under U.S. federal securities laws and the rules of The New York Stock Exchange and (3) although the Restricted Shares will be considered fully vested when paid, those Restricted Shares paid in each Restricted Share Payment shall be subject to a lockup on resale that will be released in equal one third installments on each anniversary of the applicable Restricted Share Payment. On each issuance, the Advisor will enter into a lockup letter with the Company in the form attached hereto as Exhibit A. The Advisor shall be entitled to receive all dividends and other distributions paid in respect of all such Restricted Shares whether or not such Restricted Shares are then subject to the restriction contained in the lockup letter; and

(ii)         the balance of the Incentive Compensation not paid in Restricted Shares will be payable in cash.

(iii)        No later than thirty (30) days after each anniversary of the Effective Date, a majority of the Independent Directors, in their good faith reasonable judgment, after consultation with the Advisor and the Company’s management, shall set the Incentive Fee Escalator for each of the Incentive Fee Hurdles and make the adjusted Incentive Fee Hurdles known to the Advisor by delivery of written notice of the same. The Incentive Fee Hurdles as so increased by an Incentive Fee Escalator shall take effect at the start of the next fiscal quarter for the Company and shall remain in effect until again so increased.

(iv)        In the event that any of the Company’s financial statements are restated, which restated financial statement or statements indicate that the Incentive Compensation paid by the Company was an Overpayment, the Advisor shall pay to the Company an amount of cash equal to the Overpayment within ten (10) Business days after the Advisor and the Company reach an agreement on the amount of such Overpayment, which agreement must be reached within thirty (30) Business Days of such restatement.

(v)         The Advisor, in respect to any Common Stock now or hereafter owned by it, shall not vote or consent in its capacity as a Stockholder on matters, resolutions, actions or proposals submitted to the Stockholders regarding (A) the removal of the Advisor or any of its Affiliates as the Advisor or (B) any transaction between the Company and the Advisor or any Affiliate of the Advisor.

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(vi)        Reconciliation. No later than sixty (60) days after the end of the Company’s fiscal year during the term hereof, the Advisor shall calculate and provide to the Company a reconciliation showing the difference, if any, between the amount of the Incentive Compensation actually paid to the Advisor in the preceding year and the amount which should have been paid pursuant to this Agreement (the “Annual Incentive Calculation”). If, subject to dispute as set forth in Section 6(h), the Annual Incentive Calculation shows that the Company has paid more than required under this Section 6(e) (an “Incentive Compensation Excess”), the Advisor shall repay to the Company such Incentive Compensation Excess in 50% in cash and 50% in Restricted Shares (with such Restricted Shares having the value they had at the time of issuance and adjusted in respect of any dividend or other distribution received with respect to such Restricted Shares to allow recoupment of the same) within five (5) Business Days after the delivery of the Annual Incentive Calculation to the Company. If, subject to dispute as set forth in Section 6(h), the Annual Incentive Calculation shows that the Company has not paid the amount required under this Section 6(e) (an “Incentive Compensation Deficiency”) the Company shall pay the Advisor the Incentive Compensation Deficiency, if any, within fifteen (15) days of receipt of the Annual Incentive Calculation.

(f)          The number of Restricted Shares payable as the Incentive Compensation to be issued to the Advisor will be equal to the dollar amount of the portion of the then due Incentive Compensation payable in shares of Restricted Shares determined as follows:

(i)          if the Common Stock is traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange on the five (5) Business Days prior to the date on which the monthly installment of the Incentive Compensation is paid;

(ii)         if the Common Stock is not traded on a securities exchange but is actively traded over-the-counter, the value shall be deemed to be the average of the closing bids or sales prices, as applicable, on the five (5) Business Days prior to the date on which the quarterly installment of the Incentive Compensation is paid; and

(iii)        if the Common Stock is neither traded on a securities exchange nor actively traded over-the-counter, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board (including a majority of the Independent Directors) of the Company.

(g)          If at any time the Advisor shall, in connection with a determination of the value of the Common Stock made by the Board pursuant to Section 6(f)(iii), (i) dispute such determination in good faith by more than five percent (5%), and (ii) such dispute cannot be resolved between the Independent Directors and the Advisor within ten (10) Business Days after the Advisor provides written notice to the Company of such dispute (the “Valuation Notice”), then the matter shall be resolved by an independent appraiser of recognized standing selected jointly by the Independent Directors and the Advisor within not more than twenty (20) days after the Valuation Notice. In the event the Independent Directors and the Advisor cannot agree with respect to such selection within the aforesaid twenty (20) day time-frame, the Independent Directors shall select one such independent appraiser and the Advisor shall select one independent appraiser within five (5) Business Days after the expiration of the twenty (20) day period, with one additional such appraiser (the “Last Appraiser”) to be selected by the appraisers so designated within five (5) Business Days after their selection. Any valuation decision made by the Last Appraiser shall be deemed final and binding upon the Board and the Advisor and shall be delivered to the Advisor and the Board within not more than fifteen (15) days after the selection of the Last Appraiser. The expenses of the appraisal shall be paid by the Party with the estimate which deviated the furthest from the final valuation decision made by the independent appraisers.

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(h)          In the event the a majority of the Independent Directors makes a determination that disputes the Advisor’s calculation(s) as to (i) the Base Management Fee (including, for the avoidance of doubt, the Base Management Fee Limit and the Advisory Compensation Limit), (ii) the Incentive Compensation (including, for the avoidance of doubt, the Advisory Compensation Limit), or (iii) any expenses for which the Advisor claims reimbursement under the terms of this Agreement (including, for the avoidance of doubt, the Excess Amount), prior to payment or reimbursement of any disputed fees, costs or expenses, the Company will, within ten (10) days of such determination, provide written notice (a “Payment Dispute Notice”) to the Advisor disputing the amount set forth in the relevant computation or calculation submitted to it by the Advisor for payment (the “Payment Dispute”), in which case, the Company and the Advisor shall negotiate in good faith to reach an agreement on such Payment Dispute. If the Parties are unable to reach agreement on the Payment Dispute within thirty (30) calendar days of the date of delivery of the relevant payment Dispute Notice or such date as the Parties otherwise agree (the “Negotiation Period”) then such Payment Dispute shall be determined by agreement between the independent certified public accounting firms (the “Accountants”) of each of the Advisor or the Company who will have ten (10) days from the end of the Negotiation Period (the “Accountant Review Period”) to agree as to settlement of the Payment Dispute. If the Accountants cannot agree to settlement of the Payment Dispute, they shall agree to a third-party accounting firm (the “Neutral”) within two (2) days of the end of the Accountant Review Period, and the Neutral shall finally determine the payment no later than fifteen (15) after its selection by the Accountants. Each Party shall pay the cost and fees of its own Accountant and the parties will split the cost and fees of the Neutral.

(i)          If an Overpayment is agreed to have occurred by any of (i) the Parties, (ii) the Accountants, or (iii), the Neutral, the Advisor shall pay the Overpayment to Company within thirty (30) days of such determination. The character of any payment made pursuant to this clause (i) shall be of the same form and composition as the Overpayment and, in the case of payments in the form of Restrictive Shares, shall be of the same value of such Restrictive Shares at the time of issuance and adjusted in respect of any dividends or other distributions received with respect to such Restrictive Shares to allow recoupment of the same.

(ii)         If any of (i) the Parties, (ii) the Accountants, or (iii) the Neutral agree that the Company has failed to pay the Advisor the amounts required under this Agreement, the Company shall pay that amount to the Advisor within thirty (30) days of such determination.

(i)           Fee on Gain from Sale of Investments. In connection with the Sale of any Investment, subject to the terms of this Section 6(i), the Company will pay to the Advisor a fee in connection with net Gain recognized by the Company in connection such sale (the “Gain Fee”). The Gain Fee shall be calculated at the end of each month and paid, to the extent due, with the next installment of the Base Management Fee. The Gain Fee will be calculated by aggregating all of the Gains and Losses from the preceding month.

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(i)          If, over the course of a month, the Gains exceed the Losses (a “Net Monthly Gain”), the Net Monthly Gain shall be multiplied by .15 and the resulting product shall be paid by the Company to the Advisor together with the next installment of the Base Management Fee.

(ii)         If, over the course of a month, Losses exceed Gains (a “Net Monthly Loss”), the Net Monthly Loss shall be carried forward to the next month, and together with any Losses resulting in such immediately succeeding month, shall be applied against future Gains until exhausted.

(iii)        In no event shall the Advisor have any responsibility to pay to the Advisor in the event that there are accumulated Net Monthly Losses.

(iv)        Notwithstanding anything herein to the contrary, in no event shall the Company be under any obligation to pay the Gain Fee, if any, until payment of the first installment of the Base Management Fee which is at least two hundred and eleven (211) days after the trading of the Common Shares of the Company first commences on the New York Stock Exchange. All Gains and Losses which otherwise would be recognized prior to such date, shall be treated as if realized in the month in which the date two hundred and eleven (211) days after the date on which the Company’s Common Stock first commences trading on the New York Stock Exchange.

(j)           Limit on Advisory Compensation.         In no event shall the Advisory Compensation paid to the Advisor over any twelve (12) month period preceding an anniversary of the Effective Date exceed the Advisory Compensation Limit. For the avoidance of doubt, the amounts due to the Advisor under Section 6(i), if any, shall not be factored in for purposes of determining whether the Advisory Compensation Limit has been met.

Section 7.              Expenses of the Company.

(a)          The Advisor shall be responsible (without reimbursement from the Company) for the expenses related to:

(i)          any and all employees, contractors, and other personnel of the Advisor and, other than as expressly provided in this Agreement, its Affiliates who provide services to the Company pursuant to this Agreement (including each of the officers of the Company and any directors of the Company who are also directors, officers, employees or agents of the Advisor or any of its Affiliates), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel;

(ii)         All fees and compensation paid to Moor Park under the Moor Park Agreement;

(iii)        Expenses relating to the Advisor’s back office bookkeeping, administration, and human resources needs;

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(iv)        Rent and general overhead incurred by the Advisor in connection with its own operations;

(v)         Travel expenses incurred by officers, directors, employees, and agents for the Advisor, other than as provided in Section 7(b)(xvii);

(vi)        Professional services fees (e.g., investment banker fees, legal fees, and accounting fees) incurred with respect to the Advisor for the operation of its business;

(vii)       The Advisor’s insurance expenses for its employees and the operation of its business, other than as provided in Section 7(b)(iii)(B); and

(viii)      The Advisor’s information technology, hardware, software, and licenses relating thereto inclusive of the $800,000 - $1,000,000 in presently contemplated information technology hardware and software expenses; and

(ix)         Any expense that, by the terms of this Agreement, is stated to be the sole cost and expense of the Advisor.

(b)          Subject to Section 2(c)(xxiv), other than costs and expenses specifically enumerated in Section 7(a), the Company shall, without duplication, pay directly or reimburse the Advisor for all the costs and expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partner pursuant to this Agreement, including:

(i)          expenses in connection with the issuance of securities of the Company and transaction costs incident to the acquisition, disposition and financing of the investments of the Company and its Subsidiaries;

(ii)         costs of legal, tax, accounting, consulting, auditing and other similar services rendered for the Company by third-party providers retained by the Advisor; provided, however, the Company shall have no obligation reimburse the Advisor for third parties engaged in roles for which the Advisor already has “in-house” professionals tasked with operation of the Company’s business in its ordinary course;

(iii)        (A) the compensation and expenses of the Company’s directors and (B) the cost of liability insurance to indemnify the Company’s officers and directors; provided, however, that the Advisor shall not be responsible for any cost or expense of such liability insurance if such liability insurance also covers the Advisor’s officers and directors;

(iv)        costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including (A) expenses as deemed reasonably necessary by the Company to establish any hedge with respect to such facilities, arrangements or indebtedness, (B) commitment fees, (C) accounting fees, (D) legal fees, and (E) closing and other similar costs) or any of the Company’s securities offerings;

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(v)         expenses connected with communications to holders of the Company’s or its Subsidiaries’ securities and other bookkeeping and clerical work (excluding amounts paid to professionals employed by the Advisor) necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders;

(vi)        without duplication of amounts reimbursed under Section 7(b)(i), Acquisition Expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of the Company’s securitizations or any of the Company’s securities offerings;

(vii)       without reimbursing the Advisor for expenses the Advisor is required to pay under Section 7(a), salaries and benefits of on-site real property personnel and direct expenses relating to the operation of a property including on-site office and maintenance supplies, advertising and promotional costs, business licenses and permits, contractual vendor costs, including for landscaping and pest control, utility expenses, real estate and other taxes, property insurance, capital improvements and professional fees of third-party consultants, including tax consultants, architects, and property managers;

(viii)      costs and expenses incurred with respect to market information systems and publications, including maintenance of a website for the Company (but only if Advisor is then having its own website maintained by a third-party), research publications and materials, and settlement, clearing and custodial fees and expenses (or a pro rata portion of any such costs and expenses for such items or fees and expenses if utilized for not only Company, but also for others);

(ix)         compensation and expenses of the Company’s custodian and transfer agent, if any;

(x)          the costs of maintaining the Company and its Subsidiaries’ compliance with all federal, state and local rules and regulations or any other regulatory agency;

(xi)         all taxes and license fees incurred in respect to the Company or its Investments;

(xii)        all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Advisor elects to carry for itself and its personnel;

(xiii)       all third-party costs and expenses related to acquiring and disposing of Investments, including all such appraisal, reporting, audit, rating agency, and legal fees to the extent not otherwise reimbursed by this Section 7(b).

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(xiv)      expenses relating to any office(s) or office facilities, including information technology facilities, disaster backup recovery sites and facilities, maintained for the Company or the Investments of the Company and its Subsidiaries to the extent separately maintained from the office(s) and facilities of the Advisor or an Affiliate;

(xv)       expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities or of the Subsidiaries, including in connection with any dividend reinvestment plan;

(xvi)      any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any of its Subsidiaries, or against any trustee, director, partner, member or officer of the Company or any of its Subsidiaries in his or her capacity as such for which the Company, any of its Subsidiaries or the Advisor is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency;

(xvii)     reasonable travel and accommodation expenses incurred by the Advisor in connection with its (or its designees’) attendance of any Company Board meetings, Stockholder meetings, Advisor Investment Committee meetings, industry conferences, investor conferences or meetings, or road shows to the extent such travel and accommodation expenses are reasonably in furtherance of the services the Advisor provides hereunder or otherwise incurred at the direction of the Company;

(xviii)    all of the Company’s New York Stock Exchange related fees, including data fees related thereto; and

(xix)       third-party expenses incurred in connection with the Company’s annual stockholders meeting (e.g., proxy solicitation).

(c)           Costs and expenses incurred by the Advisor on behalf of the Company shall be reimbursed monthly to the Advisor. The Advisor shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Advisor on behalf of the Company during each month, and shall deliver such written statement to the Company within thirty (30) days after the end of each month. Unless the Company disputes the same, the Company shall pay all amounts payable to the Advisor pursuant to this Section 7(c) within twenty-five (25) Business Days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company (the “Annual Expense Adjustment”). Within thirty (30) days of each year end, the Advisor shall submit to the Company a calculation of the Annual Expense Adjustment (the “Expense Adjustment Calculation”) which shall include reasonably detailed invoices for amounts for which the Advisor sought reimbursement throughout the course of the year, and, if the Advisor determines that it received from the Company expenses exceeding the amount to which it was entitled to reimbursement, the Advisor shall refund the difference to the Company at the time it submits the Annual Expense Adjustment Calculation. In the event the Expense Adjustment Calculation shows that Advisor was not fully reimbursed for those items to which it is entitled to reimbursement under this Section 7, the Company shall pay the difference between the amount of the Annual Expense Adjustment Calculation and the total amount reimbursed to the Advisor over the course of the preceding year within thirty (30) days of receipt of the Expense Adjustment Calculation. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination. In the event the Company disputes any expense which with the Advisor seeks reimbursement hereunder, such dispute shall be governed by the terms of Section 6(h).

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(d)          Limit on Expenses. Notwithstanding anything in this Agreement to the contrary, the Company shall not (i) directly pay or (ii) reimburse the Advisor for Total Operating Expenses incurred on the Company’s behalf in accordance this Agreement at the end of any month in which the Total Operating Expenses directly paid or reimbursed by the Company under Section 7(b) for the twelve (12) consecutive months then ended (the “Expense Year”) exceeds the greater of two percent (2%) of AUM or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) at the end of the applicable twelve (12) month period (such excess, the “Excess Amount”) unless the Excess Amount is otherwise approved by the Board. If the Board does not approve the Excess Amount, the Advisor shall be required to pay the Excess Amount for the applicable Expense Year. Alternatively, if the Company has reimbursed the Advisor for expenses during the applicable Expense Year, the Company may, at its option, subtract the applicable Excess Amount from amounts to be reimbursed to the Advisor in subsequent twelve (12) month periods but shall, in any event, continue to pay all expenses set forth in Section 7(b).

Section 8.              Limits of the Advisor’s Responsibility.

(a)           The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith to the best of its abilities and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Advisor, including as set forth in the Investment Guidelines. The Advisor and its Affiliates, and the directors, officers, employees, partners, members, stockholders, other equity holders, agents and representatives of the Advisor and its Affiliates (each, a “Advisor Indemnified Party”), will not be liable to the Company, any Subsidiary, the Board, the Stockholders or any Subsidiary’s stockholders, partners or members for any acts or omissions by any Advisor Indemnified Party performed in accordance with and pursuant to this Agreement, except by reason of any act or omission constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the duties under this Agreement on the part of such Advisor Indemnified Party. The Company shall, to the full extent lawful (and to the extent not inconsistent with applicable law and the Company’s Governing Instruments), reimburse, indemnify and hold harmless each Advisor Indemnified Party, of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Indemnified Losses”) in respect of or arising from any acts or omissions of such Advisor Indemnified Party performed in good faith under this Agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties on the part of such Advisor Indemnified Party under this Agreement. In addition, the Company shall advance funds to an Advisor Indemnified Party for reasonable legal fees and other reasonable costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is being sought; provided, that such Advisor Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Advisor Indemnified Party is found pursuant to a final and non-appealable order or judgment to not be entitled to indemnification.

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(b)          The Advisor shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, the Stockholders and the directors and officers of the Company and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; an Advisor Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Indemnified Losses in respect of or arising from (i) any acts or omissions of the Advisor constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties of the Advisor under this Agreement or (ii) any claims by the Advisor’s employees relating to the terms and conditions of their employment by the Advisor.

(c)          In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under Section 8; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights other than pursuant to Section 8. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section 8(c), also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party’s consent; provided, (i) such settlement is without any Indemnified Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 8(c) to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 8(c).

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(d)          The provisions of Section 8 shall survive the expiration or earlier termination of this Agreement.

Section 9.              No Joint Venture.

The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Section 10.           Term; Renewal; Termination Upon Change of Control.

(a)          Effectiveness and Term. This Agreement shall become effective on the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the twentieth (20th) anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically for consecutive five (5) year periods (each an “Automatic Renewal Term” and together with the Initial Term, the “Term”) unless the Company or the Advisor elects not to renew this Agreement in accordance with Section 10(b).

(b)          Non-Renewal by Company or Advisor. No later than three hundred sixty-five (365) days prior to the expiration of the Initial Term or the then current Automatic Renewal Term, (i) either the Company, upon a determination made by a majority of the Independent Directors, or (ii) the Advisor may deliver written notice to the other Party informing it of such Party’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed in accordance with Section 10(a) and this Agreement shall thereupon terminate effective upon the end of the Initial Term or an Automatic Renewal Term, as the case may be.

(c)          Advisor Change of Control. The Company may immediately terminate this Agreement upon providing written notice to the Advisor following an Advisor Change of Control unless such Advisor Change of Control constitutes a permissible assignment under Section 11.

(d)          Company Change of Control. The Company may terminate this Agreement immediately upon providing written notice of termination to the Advisor subsequent to a Company Change of Control (a “Company Change of Control Notice”). In the event the Company elects to terminate this Agreement as a result of a Company Change of Control, the Advisor shall continue to provide the services, and shall continue to be paid the compensation and reimbursements, set forth herein for a period of six (6) months following the date the Company delivered the Company Change of Control Notice to the Advisor, unless this Agreement is terminated during such period of time on account of Cause. Furthermore, in the event the Company elects to terminate this Agreement as a result of a Company Change of Control, the Company shall pay the Advisor the Company Change of Control Fee on the first Business Day that is six (6) months after the date of on which the Company delivered the Company Change of Control Notice.

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If the Company otherwise would have the right to terminate this Agreement on account of Cause, notwithstanding the fact that a Company Change of Control may have occurred and the fact that the Company has exercised its right to terminate this Agreement on account of a Company Change of Control, so long as the Company follows the applicable procedure to terminate this Agreement for Cause, no Company Change of Control Fee shall be paid to the Advisor. For further avoidance of doubt, if either the Company or the Advisor has delivered notice of its intention not to renew this Agreement in accordance with Section 10(b), no Company Change of Control fee shall be due to the Advisor in the event a Company Change of Control occurs prior to the expiration of this Agreement.

(e)          No Further Liability. Except as set forth in this Section 10, a nonrenewal of this Agreement pursuant to this Section 10 shall be without any further liability or obligation of either party to the other, except as provided in Section 3(c), Section 5, Section 7, Section 7 and Section 15.

(f)          Advisor Cooperation. The Advisor shall cooperate with the Company in executing an orderly transition of the management of the Company’s consolidated assets to a new manager.

Section 11.           Assignments.

(a)          Assignments by the Advisor. This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Advisor, unless such assignment is previously consented to in writing by a majority of the Independent Directors as determined in their sole, absolute and subjective discretion. Notwithstanding the foregoing (but subject to Section 10(c)), the Advisor may, without the written consent of the Company, assign this Agreement in connection with a transaction that results in an Advisor Change of Control under Part (C) of the definition of “Advisor Change of Control”. Furthermore, the Advisor may, without the approval of the Independent Directors, delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance, in each case so long as assignment or delegation does not require the Company’s approval under the 40 Act (but if such approval is required, the Company shall not unreasonably withhold, condition or delay its consent). Any assignment by the Advisor permitted by this Section 11(a) shall bind the assignee under this Agreement in the same manner as the Advisor is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Advisor. Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Advisor under this Agreement.

(b)          Assignments by the Company. Without derogating from the Company’s rights as set forth in Section 10(d), this Agreement shall not be assigned by the Company without the prior written consent of the Advisor, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or other transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

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Section 12.           Annual Performance Standards.

(a)          Within the thirty (30) day period following the release of earnings for the second fiscal quarter of 2016, a majority of the Independent Directors, after discussions with the Advisor, shall determine Annual Performance Standards for the period commencing April 1, 2016 and ending March 31, 2017 (the “Performance Review”). All Annual Performance Standards shall be reasonable and achievable (as determined in good faith by the Independent Directors in their reasonable judgment and shall be limited to those matters which the Independent Directors can reasonably expect to be affected by the Advisor (e.g., financial and operational performance such as increasing the percentage of “investment grade” tenants, terms of key lease renewals, and focusing upon or discontinuing focus in certain markets) and will not include those matters reasonably expected to be beyond the control of the Advisor (e.g., the stock price of the Common Stock and total return to the Stockholders). No later than April 30, 2017, and each April 30th thereafter, the Independent Directors shall determine, in good faith, (i) whether the Advisor had satisfactorily achieved the Annual Performance Standards for the immediately preceding year based primarily on actions or inactions of the Advisor; and (ii) the Annual Performance Standards for the next year.

(b)          In the event a majority of the Independent Directors determines that the Advisor succeeded in achieving the immediately preceding year’s Annual Performance Standards, when providing notice of such determination to the Advisor, the Company shall provide Annual Performance Standards for the immediately following year to the Advisor.

(c)          In the event a majority of the Independent Directors determines that the Advisor has failed to achieve the Annual Performance Standards for the immediately preceding year, the Board shall promptly, and in any event within fifteen (15) Business Days, submit written notice of the same to the Advisor (the “Warning Notice”). The Warning Notice shall (A) inform the Advisor of the basis of such determination, (B) provide that the Advisor will have until the expiration of the Performance Cure Period to cure its performance to the reasonable satisfaction of a majority of Independent Directors, and (C) provide the Annual Performance Standards for the immediately following year (it being acknowledge and agreed that provision of the Annual Performance Standards for the immediately following year in the Warning Notice will not limit the Company’s right to otherwise terminate this Agreement).

(d)          If, after expiration of the Performance Cure Period, the Advisor has not cured its performance to the reasonable satisfaction of a majority of the Independent Directors, the Company shall have the option to terminate this Agreement by providing written notice of such termination to the Advisor together with a payment of an amount equal to one-half of the Company Change of Control Fee that would be due if the date of (i) the Company Change of Control Notice and (ii) the Company Change of Control were the date such written notice of termination was received by the Advisor; provided, however, that, solely for the purposes of this Section 12(d), the Change Factor for any Company Change of Control Fee applicable to the period up to and through the second anniversary of the Effective Date shall be 2.5 (and not 2.0, as set forth in Parts A and B of the definition of “Company Change of Control Fee”).

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Section 13.           Termination for Cause.

(a)           The Company may terminate this Agreement, without any obligation to pay any termination fee, effective upon sixty (60) days’ prior written notice of termination from the Company to the Advisor if any of the following events occur (any such events, “Cause”):

(i)          the Advisor, its agents or its assignees breaches any material provision of this Agreement and such material breach shall continue for a period of 60 days after written notice thereof specifying such material breach and requesting that the same be remedied in such 60 day period (or 75 days after written notice of such material breach if the Advisor takes steps to cure such material breach within 60 days of the written notice);

(ii)         the Advisor (x) commences any case, proceeding or other action under the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, (y) makes a general assignment for the benefit of its creditors or (z) is involuntarily subject to any case, proceeding or other action referenced in item (x) above;

(iii)        the dissolution of the Advisor;

(iv)        the Advisor commits fraud against the Company, misappropriates or embezzles funds of the Company, or acts, or fails to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (iv) are caused by an employee and/or officer of the Advisor or one of its Affiliates and the Advisor takes all necessary and appropriate action against such property and cures the damage caused by such actions or omissions within 30 days of the Advisor’s actual knowledge of its commission or omission, the Company shall not have the right to terminate this Agreement pursuant to this clause (iv);

(v)         the Company fails to qualify as a REIT under the Code primarily as a result of an action or inaction of the Advisor (unless, pursuant to the Company’s Governing Instruments, a majority of the Independent Directors has determined that it is no longer in the best interest of the Company to continue to be qualified as a REIT (in which case the failure to qualify as a REIT shall not entitle the company to terminate this Agreement));

(vi)        any of (A) the Chief Executive Officer, the President, the Chief Investment Officer or the Chief Financial Officer of the Advisor or (B) Nicholas Schorsch, William Kahane, Michael Weil, or Peter Budko (if then serving as either an officer or director of the Advisor or an Affiliate that directly controls the Advisor), is convicted (including a plea of nolo contendere) of a felony; provided, however, that such conviction (including a plea of nolo contendere) (i) relates to facts and circumstances occurring while serving in such capacity or, except as already disclosed to or known by the Company, occurring prior to such service, and (ii) in the reasonable and good faith discretion of a majority of the Independent Directors is likely to materially and adversely affect (1) the performance of the Advisor’s duties hereunder or (2) the Company;

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(vii)       the Company fails to pay dividends previously authorized in good faith by the Board and all other duties under applicable law and announced to the public, primarily as a result of an action or inaction of the Advisor, which failure remains uncured for a period of thirty (30) days following written notice by the Company to the Advisor of such failure;

(viii)      the Company or any Subsidiary shall be in material default under any mortgage, line of credit, repurchase agreement, or any other financing agreement or arrangement in an amount in excess of Fifty Million Dollars ($50,000,000), and (i) such default is primarily due to the action(s) or inaction(s) of the Advisor, (ii) such default remains uncured for more than thirty (30) days following written notice thereof by the applicable lender, (iii) such default is not due to the fact that the Company has insufficient funds to satisfy its obligations thereunder, and (iv) the facts and circumstances underlying such default were not authorized by a majority of the Independent Directors;

(ix)         there is a material restatement of the Company’s or any Subsidiaries’ financial statements that was primarily caused by the action or inaction of the Advisor, and which the Board, including a majority of the Independent Directors, in their reasonable discretion, deems will cause a material adverse effect on the Company and its Subsidiaries, taken as a whole;

(x)          the independent public accounting firm for the Advisor or the Company or any Subsidiary provides an opinion qualified as to scope of audit or going concern or a reference of similar import or fails to state that said financial statements fairly present the financial condition and results of operations of the Advisor or the Company or any Subsidiary as of the end of and for any quarterly financial period in accordance with GAAP, where such event was primarily caused by action or inaction of the Advisor and (A) which the Board, including a majority of the Independent Directors, in their reasonable discretion, deems will cause a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (B) to the extent caused by an employee of the Advisor, (I) such employee is not promptly terminated by the Advisor and (II) following the termination of such employee, a clean opinion or an unqualified opinion is not promptly issued by an independent public accounting firm; or

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(xi)         any material Vendor (irrespective of whether consented to by the Company, the Board, or the Special Committee) engages in any act of fraud, misappropriation of funds or embezzlement against the Company or any Subsidiary or materially breaches its agreement with the Company or any Subsidiary, which breach is materially detrimental to the Company and its Subsidiaries, taken as a whole, and, in each case, the Advisor fails to use commercially reasonable efforts to terminate such Vendor (after acquiring actual knowledge of such fraud, misappropriation, embezzlement or material breach and after receiving written notice from the Company that such Vendor should be terminated in accordance with this Section 14(a)(xi)) under the applicable agreement between the Vendor and the Company or such Subsidiary and promptly secure a replacement Vendor or provide a reasonably acceptable plan to replace such Vendor.

(b)          The Advisor may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period.

(c)          The Advisor may terminate this Agreement if the Company becomes required to register as an investment company under the 40 Act, with such termination shall be deemed to have occurred immediately before such event.

Section 14.           Action Upon Termination.

From and after the effective date of termination of this Agreement pursuant to Section 10, Section 11(a), Section 12, or Section 13, the Advisor shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination plus Incentive Compensation through and including the last day of the month during which the termination of this Agreement occcurred. Upon any such termination, the Advisor shall forthwith:

(a)           after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(b)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board with respect to the Company and any Subsidiaries; and

(c)           deliver to the Board all property and documents of the Company and any Subsidiaries then in the custody of the Advisor.

Section 15.           Release of Money or Other Property Upon Written Request.

The Advisor agrees that any money or other property of the Company (which such term, for the purposes of this Section 15, shall be deemed to include any of and all its Subsidiaries, if any) held by the Advisor shall be held by the Advisor as custodian for the Company, and the Advisor’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Advisor of a written request signed by a duly authorized officer of the Company requesting the Advisor to release to the Company any money or other property then held by the Advisor for the account of the Company under this Agreement, the Advisor shall release such money or other property to the Company within a reasonable period of time, but in no event later than 60 days following such request. Upon delivery of such money or other property to the Company, the Advisor shall not be liable to the Company, the Board, the Stockholders or the Company’s partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section 15. The Company shall indemnify the Advisor, its directors, officers, stockholders, employees and agents against any and all Indemnified Losses which arise in connection with the Advisor’s proper release of such money or other property to the Company in accordance with the terms of this Section 15. Indemnification pursuant to this provision shall be in addition to any right of the Advisor to indemnification under Section 8. Notwithstanding the foregoing provisions of this Section 15, within sixty (60) days following the termination of this Agreement, the Advisor shall, without requiring the request of the Company, return to the Company all money and other property of the Company held by the Advisor.

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Section 16.           Representations and Warranties.

(a)           The Company hereby represents and warrants to the Advisor as follows:

(i)          The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.

(ii)         The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including Stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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(iii)        The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)          The Operating Partnership hereby represents and warrants to the Advisor as follows:

(i)          The Operating Partnership is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the power and authority and the legal right to own and operate its Investments, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, Investments or financial condition of the Operating Partnership and its Subsidiaries, if any, taken as a whole.

(ii)         The Operating Partnership has the power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary actions to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including partners and creditors of the Operating Partnership, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Operating Partnership in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Operating Partnership, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms.

(iii)        The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Operating Partnership, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Operating Partnership, or the Governing Instruments of, or any securities issued by, the Operating Partnership or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Operating Partnership is a party or by which the Operating Partnership or any of its Investments may be bound, the violation of which would have a material adverse effect on the business operations, Investments or financial condition of the Operating Partnership and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, Investments or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

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(c)          The Advisor hereby represents and warrants to the Company as follows:

(i)          The Advisor is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and authority and the legal right to own and operate its assets, to lease the property it operates as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Advisor.

(ii)         The Advisor has the limited liability company power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including members and creditors of the Advisor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Advisor in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Advisor, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Advisor enforceable against the Advisor in accordance with its terms.

(iii)        The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Advisor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Advisor, or the Governing Instruments of, or any securities issued by, the Advisor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Advisor is a party or by which the Advisor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Advisor, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

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Section 17.           Restricted Shares.

The following shall apply with respect to Restricted Shares issued to the Advisor in connection with the Company’s payment of the Incentive Compensation:

(a)          No Public Sale or Distribution. Advisor, to the extent it is issued any Restricted Shares, will acquire all such Restricted Shares issued to it for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Advisor does not have a present arrangement to effect any distribution of the Restricted Shares to or through any person or entity; provided, however, that by making the representations herein, but subject to Section 6(e)(i), the Advisor does not agree to hold any of the Restricted Shares for any minimum or other specific term and reserves the right to dispose of the Restricted Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)          Advisor Status. At the time the Advisor is paid the Restricted Shares, it will be, and at the date hereof it is, either (A) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or (B) an “accredited investor” as such term is defined in Rule 501 promulgated under Regulation D of the Securities Act.

(c)          General Solicitation. The Advisor is not acquiring the Restricted Shares as a result of any advertisement, article, notice or other communication regarding the Restricted Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(d)          Access to Information. The Advisor acknowledges that it has reviewed the Disclosure Materials, and all other materials the Advisor deemed necessary for the purpose of making the decision by which part of the Incentive Compensation may be paid to it by Restricted Shares and has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the Restricted Shares and the merits and risks of accepting the Restricted Shares as payment for a portion of the Incentive Compensation; (b) access to information (including material non-public information) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Advisor has evaluated the risks associated with being paid the Restricted Shares, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for it.

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(e)          No Government Review. The Advisor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Restricted Shares or the fairness or suitability of the investment in the Restricted Shares nor have such authorities passed upon or endorsed the merits of the Restricted Shares to be issued to the Advisor (if any) in partial payment of the Incentive Compensation.

(f)          Prohibited Transactions; Confidentiality. The Advisor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Advisor has engaged in any purchases or sales in the securities, including derivatives, of the Company (including any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that the Advisor was first contacted by the Company, the agent or any other Person regarding an investment in the Company. The Advisor covenants that neither it nor any Person regarding an investment in the Company. The Advisor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Advisor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(g)          Restricted Securities. The Advisor understands that the Restricted Shares, characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under Securities Act only in certain limited circumstances.

(h)          No Legal, Tax or Investment Advice. The Advisor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Advisor in connection with the purchase of the Restricted Shares constitutes legal, tax or investment advice. The Advisor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its being paid the Restricted Shares.

(i)          Certain Information. The Advisor acknowledges that the Company may have material, non-public information not known to the Advisor regarding the Restricted Shares and the Company, including information received by the Company on a privileged basis from the attorneys and financial advisors representing the Company and the Board. The Advisor understands, based on its experience, the disadvantage to which the Advisor is subject due to the disparity of information between the Company and the Advisor and, notwithstanding this, the Advisor has deemed it appropriate to enter into this Agreement and engage in the transactions contemplated hereby.

(j)          Restrictive Legends. Any certificate or other document issued in respect of any Restricted Shares issued to the Advisor shall be endorsed with the legend set forth below, as appropriate:

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(i)          “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT, (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE, OR (3) EXCEPT IN A TRANSACTION IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT;” and

(ii)         Any legend required by any applicable state securities law.

The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any Party hereto or will provide such copy to each Party or any transferee upon its or their request.

Section 18.           Miscellaneous.

(a)           Notices. All notices, requests, communications and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 18):

The Company:

Global Net Lease, Inc.
405 Park Avenue
New York, New York 10022
Facsimile No.: (646) 395-6178
Attention: Internal Counsel

with a copies to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
Attention: Steven L. Lichtenfeld, Esq.

and

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Proskauer Rose LLP Three First National Plaza 70 West Madison Suite 3800 Chicago, IL 60602-4342 Facsimile No.: (312) 962-3551 Attention: Michael J Choate, Esq.
The Advisor:

Global Net Lease Advisors, LLC
405 Park Avenue
New York, New York 10022
Facsimile No.: (646) 395-6178
Attention: Internal Counsel

with a copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Facsimile: (212) 757-3990

Attention: Jeffrey D. Marell

(b)          Binding Nature of Agreement; Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns as provided herein. Except as provided in this Agreement with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(c)          Integration. This Agreement and the agreements and plans to which this Agreement expressly refers contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d)          Amendments. This Agreement, nor any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e)          GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

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(f)          WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g)          Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement.

(h)          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(i)          Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto. If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

(j)          Company Liability. Only the Company, and not any Subsidiary (other than the Operating Partnership), shall be liable under this Agreement to the Advisor. For the avoidance of doubt, no Subsidiary (other than the Operating Partnership) shall have any personal liability under this Agreement to the Advisor.

(k)          Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

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(l)          Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of separate counterparts, and all of which taken together shall be deemed to constitute one and the same instrument.

(m)          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Advisory Agreement as of the date first written above.

GLOBAL NET LEASE, INC.

By:	/s/ Scott J. Bowman
Name: Scott J. Bowman
Title: Chief Executive Officer

GLOBAL NET LEASE
OPERATING PARTNERSHIP, L.P.
By: Global Net Lease, Inc., its General Partner

By:	/s/ Scott J. Bowman
Name: Scott J. Bowman
Title: Chief Executive Officer

GLOBAL NET LEASE
ADVISORS, LLC

By:	/s/ Scott J. Bowman
Name: Scott J. Bowman
Title: Chief Executive Officer

Exhibit A

Lockup Letter

LOCK-UP AGREEMENT

[__]/[__]/[____]

Global Net Lease, Inc.
405 Park Avenue
New York, New York 10022

Global Net Lease Advisors, LLC

405 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated as of June 2, 2015, by and among Global Net Lease, Inc. (the “Company”), Global Net Lease Operating Partnership, L.P. and Global Net Lease Advisors, LLC. The undersigned hereby agrees that during the Lock-Up Periods (as defined below), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the [_____] shares of common stock, par value $0.01 (the “Common Stock”), of the Company received on or about [__]/[__]/[____] as part of the undersigned’s Incentive Compensation (as defined in the Advisory Agreement) or securities convertible into or exchangeable or exercisable for any such Common Stock (such Common Stock and such other securities, collectively, the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company.

The Lock-Up Periods will commence on the date hereof and continue until:

(i)	With respect to one-third (1/3rd) of the Securities, the date that is one (1) year from the date hereof (such period, the “First Lock-Up Period”);
(ii)	With respect to one-third (1/3rd) of the Securities, the date that is two (2) years from the date hereof (such period, the “Second Lock-Up Period”); and
(iii)	With respect to one-third (1/3rd) of the Securities, the date that is three (3) years from the date hereof (collectively with the First Lock-Up Period and the Second Lock-Up Period, the “Lock-Up Periods”).

For the avoidance of doubt, the expiration of any Lock-Up Period as set forth herein shall not derogate from any independent lock-ups or restrictions on trading that the undersigned may be subject to, including, without limitation, in respect of the Company’s trading policies or otherwise.

Notwithstanding the foregoing, the undersigned may transfer Securities (i) as a distribution to limited partners, members or stockholders of the undersigned or (ii) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in each case, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement may be amended, amended and restated or terminated, and any provision of this Lock-Up Agreement may be waived, solely upon the written consent of the Company’s Board of Directors, which consent shall include a majority vote of the independent directors. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

* * *

Very truly yours,

GLOBAL NET LEASE ADVISORS, LLC

By:
Name:
Title:

Acknowledged:

GLOBAL NET LEASE, INC.

By:
Name:
Title:

Schedule I

Annual Performance Standards

[see attached]